Exhibit 99.1

CADENCE AND RAMBUS SIGN AGREEMENTS TO DELIVER

PORTFOLIO OF HIGH-SPEED SERIAL LINK SOLUTIONS

Industry leaders to accelerate design-in of integrated serial link solutions for communications, computer, and consumer products

SAN JOSE and LOS ALTOS, Calif., July 15, 2004 – Cadence Design Systems, Inc. (NYSE: CDN), the largest supplier of electronic design technologies, methodology services and design services, and Rambus Inc. (Nasdaq: RMBS), a leading developer of chip interface products and services, today announced multi-faceted agreements to offer comprehensive solutions for the serial link interface market.

The increasing need among digitally savvy consumers to move large amounts of data from one electronic device to another is driving demand for very high-speed device to device communications rates. High-speed serial link interfaces play a critical role in achieving these communication rate increases. Cadence and Rambus have teamed up to address this need by providing designers of computers, data storage, graphics, networking and multimedia devices with immediate access to a broad portfolio of industry proven, foundry-based, high-speed interface cells coupled with high-quality chip design services.

Under agreements between the companies, Rambus is acquiring serial link intellectual property (IP) from Cadence to incorporate into its existing RaSer™ product line of serial link cells. Cadence Engineering Services will gain access to Rambus’s portfolio of serial link cells to deliver customized design solutions as needed. Cadence will be the exclusive EDA industry reseller of Rambus’s foundry serial link cells, and will exclusively sell only Rambus foundry serial link cells off-the-shelf (OTS).

“With chip and system designs becoming faster and more complex, customers are seeking comprehensive, integrated design solutions to bring their products to market more rapidly,” said Geoff Tate, chief executive officer at Rambus. “Adding this IP to our RaSer family of serial link technologies expands our offering of serial link cells with additional proven technology, while providing us access to the strength of the Cadence sales and services channel. This allows us access to new market opportunities and broadens the reach of our high speed serial link solutions.”

“The impact of these agreements is that for the first time customers will be provided access to industry-leading serial-link IP and design services from a single source, knowing that the design IP and the tools work together, so lowering design-in cost and design-cycle time, “said Mike Fister, president and chief executive officer, Cadence Design Systems Inc. “This is evidence of our strategy to provide differentiated design IP, through deep collaboration with world class third-party IP providers.”

Cadence will begin selling Rambus RaSer serial link IP solutions which includes a family of backplane serial interfaces, Gigabit and 10-Gigabit Ethernet PHYs, XAUI and double-XAUI serial interfaces, PCI Express and Turbo PCI Express PHYs, 1, 2 & 4 Gbps Fibre Channel and SONET/SDH PHYs, and 5-10 Gbps high-speed serial interfaces. These solutions currently support all major foundry processes ranging from 180nm to 90nm. The RaSer family offers designers a scalable serial link architecture that addresses current and future serial link applications requiring the highest bandwidth and channel count on a single chip.

Rambus will discuss the details of these agreements during its regularly scheduled earnings conference call scheduled for July 15, 2004 at 2:00 p.m. Pacific Daylight Time.

For more information about Cadence EDA solutions and design services, go to www.cadence.com. Additional information on the Rambus RaSer family of serial link solutions can be found at www.rambus.com/raser.

About Cadence

Cadence is the largest supplier of electronic design technologies, methodology services and design services. Cadence solutions are used to accelerate and manage the design of semiconductors, computer systems, networking and telecommunications equipment, consumer electronics, and a variety of other electronics-based products. With approximately 4,800 employees and 2003 revenues of approximately $1.1 billion, Cadence has sales offices, design centers, and research facilities around the world. The company is headquartered in San Jose, Calif., and traded on the New York Stock Exchange under the symbol CDN. More information about the company, its products and services is available at www.cadence.com.

About Rambus Inc.

Rambus is one of the world’s leading providers of advanced chip interface products and services. Since its founding in 1990, the company’s innovations, breakthrough technologies and integration expertise have helped industry-leading chip and system companies solve their most challenging and complex I/O problems and bring their products to market. Rambus’s interface solutions can be found in numerous computing, consumer, and communications products and applications. Rambus is headquartered in Los Altos, Calif., with regional offices in Chapel Hill, North Carolina, Taiwan and Japan. Additional information is available at www.rambus.com.

Cadence and the Cadence logo are registered trademarks of Cadence Design Systems, Inc.

Rambus is a registered trademark of Rambus Inc. and RaSer is a trademark of Rambus Inc.

PCI Express is a trademark of PCI-SIG.

Other trademarks that may be mentioned in this release are the intellectual property of their respective owners.

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those of Rambus’s CEO relating to the possible benefits of the agreements entered into with Cadence, such as the expansion of Rambus’s IP portfolio and the broadened access to the Cadence sales and service channel and new market opportunities, as well as statements made by Cadence’s CEO about customers’ abilities to improve time to market, receive immediate access to the industry’s broadest portfolio of proven I/O cells, and achieve shorter design cycles. These forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those projected. Those risks include the possibility that Rambus is unable to realize the benefits of the acquired IP or of the Cadence sales and service channel to increase revenues, the possibility of technical problems with the interface cells that reduce or eliminate time to market, design risk minimization, performance or cost benefits, reduced market adoption of the interface cores, negative market response to these products, any delay in the development of these products by licensees, any delay in the development and shipment of new products, any delay in the development and shipment of products compatible with products, a strong response of the market to competing technology, a failure to sign new contracts or maintain existing contracts for serial link cell technologies, adverse litigation decisions and other factors that are described in Rambus’s SEC filings including our 10-K and 10-Qs.

The statements contained above regarding Cadence and the statements by Mike Fister include forward looking statements based on current expectations or beliefs, as well as a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward looking statements. Readers are cautioned not to put undue reliance on these forward looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties and other factors, many of which are outside Cadence’s control, including, among others: Cadence’s ability to compete successfully in the design automation product and the commercial electronic design and methodology services industries; the mix of products and services sold and the timing of significant orders for its products; economic uncertainty; fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; and the acquisition of other companies or the failure to successfully integrate those it acquires. For a detailed discussion of these and other cautionary statements, please refer to the company’s filings with the Securities and Exchange Commission. These include Cadence’s Annual Report on Form 10-K and Quarterly reports on Form 10-Q.

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Press Contacts:

Rambus Inc.

Linda Ashmore

(650) 947-5411

lashmore@rambus.com

Hava Mintz

Citigate Cunningham for Rambus

(512) 652-2725

hmintz@citigatecunningham.com

Adolph hunter

Group Director of Corporate Communications

Cadence Design Systems, Inc.

408-428-5882

publicrelations@cadence.com